SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities
                          Exchange
              Act of 1934(Amendment No.______)

Filed by the Registrant []
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[X ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or
     Sec. 240.14a-12

Liberty U.S. Government Money Market Trust
(Name of Registrant as Specified In Its Charter)



Federated Investors
(Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee  (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
     14a-6(j)(2).
[  ] $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
[X]  Fee previously paid

     1.Title of each class of securities to which transaction applies:

     2.Aggregate number of securities to which transaction applies:

     3.Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4.Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date File:


                   LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 13, 1994

     A Special Meeting of the shareholders of Liberty U.S. Government Money Market Trust (the "Trust") will be held at the Trust's principal offices on the 19th Floor of the Federated Investors Tower, Grant Street and Liberty Avenue, Pittsburgh, Pennsylvania 15222-3779, at 2:00 p.m. December 13, 1994, for the following purposes:

     (1) To elect two new Trustees;

     (2) To approve or disapprove an amendment to the Trust's Declaration of Trust to permit the Trust to establish and designate separate series and classes of shares;

     (3) To approve or disapprove a change in the Trust's fundamental investment policy to extend the maximum maturity period of any security to thirteen months (397 days); and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Trustees has fixed October 14, 1994 as the record date for determination of shareholders entitled to vote at the meeting.

                                                By Order of the Trustees
                                                   John W. McGonigle
                                                       Secretary
October 28, 1994

                    SIGN, DATE AND RETURN THE ENCLOSED PROXY
                    PROMPTLY TO AVOID ADDITIONAL EXPENSE


     YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.




                   LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST
                           FEDERATED INVESTORS TOWER
                      PITTSBURGH, PENNSYLVANIA 15222-3779

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Trustees of the Trust. The proxy is revocable at any time before it is voted by sending written notice of the revocation to the Trust or by appearing personally on December 13, 1994, at the special meeting of shareholders ("Special Meeting"). The cost of preparing and mailing the notice of meeting, this proxy statement, proxy card and any additional proxy material has been or is to be borne by the Trust. Proxy solicitations will be made primarily by mail, but may also be made by telephone, telegraph, or personal interview conducted by certain officers or employees of the Trust or of Federated Services Company (the Trust's transfer agent) or Federated Administrative Services (the Trust's administrator). In the event that a shareholder does not indicate a choice as to any of the items on the proxy ballot, the Trust will vote those shares in favor of such proposal(s).

     On October 14, 1994, the Trust had outstanding 746,245,758.964 shares of beneficial interest, each whole share being entitled to one vote and fractional shares being entitled to fractional votes. Only shareholders of record at the close of business on that date will be entitled to notice of and vote at the Special Meeting. Holders of one-fourth of the total number of shares of the Trust then outstanding, represented in person or by proxy, shall be required to constitute a quorum at the Special Meeting for the purpose of transacting any business. For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Special Meeting. Under the Trust's Declaration of Trust, the approval of any action will be determined on the basis of a majority of votes entitled to be cast at the Special Meeting. Under the Investment Company Act of 1940 (the "1940 Act"), other matters may be determined on the basis of a percentage of votes present at the Special Meeting, which would have the effect of treating abstentions and non-votes as if they were votes against the proposal.

     An annual report for the Trust which includes audited financial statements for the fiscal year ended March 31, 1994, has been previously mailed to shareholders. The


Trust's principal executive offices are located at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. The Board of Trustees proposes to mail this proxy statement and the enclosed notice of meeting and proxy card on or about October 28, 1994.

                            ELECTION OF TWO TRUSTEES

     At the meeting of the Board of Trustees held May 15, 1991, J. Joseph Maloney, Jr., a Trustee of the Trust, informed the Board of Trustees that he was resigning as a Trustee of the Trust. At this Special Meeting, shareholder votes will be taken on the election of John T. Conroy, Jr., and Peter E. Madden as Trustees of the Trust to hold office until the election and qualification of their successors. Messrs. Conroy and Madden were appointed Trustees on November 13, 1991, to fill vacancies created by the resignation of Mr. Maloney and the decision to expand the size of the Board of Trustees. They are currently serving as Trustees and have consented to continue to serve if elected.

     When elected, the Trustees will hold office during the lifetime of the Trust except that: (a) any Trustee may resign; (b) any Trustee may be removed by written instrument signed by at least two-thirds of the number of Trustees prior to such removal; (c) any Trustee who requests to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees; and (d) a Trustee may be removed at any special meeting of the shareholders by a vote of two-thirds of the outstanding shares of the Trust. In case a vacancy shall exist for any reason, the remaining Trustees will fill such vacancy by appointment of another Trustee. The Trustees will not fill any vacancy by appointment if, immediately after filing such vacancy, less than two-thirds of the Trustees then holding office would have been elected by the shareholders. If, at any time, less than a majority of the Trustees holding office have been elected by the shareholders, the Trustees then in office will call a shareholders' meeting for the purpose of electing Trustees to fill vacancies. Otherwise, there will normally be no meeting of shareholders for the purpose of electing Trustees.

     The following is a complete list of the persons currently serving as Trustees of the Trust; only Messrs. Conroy and Madden are standing for election at this time:



   NAME, POSITION WITH THE            PRINCIPAL OCCUPATIONS, AFFILIATIONS DURING PAST FIVE YEARS
           TRUST                                                ADDRESS                                      AGE
- ------------------------------------------------------------------------------------------------------------------------
TRUSTEES STANDING FOR ELECTION:
John T. Conroy, Jr.                   President, Investment Properties Corporation; Senior Vice-President,           57
Trustee                               John R. Wood and Associates, Inc., Realtors; President, Northgate
                                      Village Development Corporation; Partner or Trustee in private real estate ventures in Southwest Florida; Director, Trustee, or Managing
                                      General Partner of the Funds; formerly, President, Naples Property
                                      Management, Inc. Wood/IPC Commercial Department John R. Wood and
                                      Associates, Inc., Realtors, 3255 Tamiami Trail North, Naples, FL.

Peter E. Madden                       Consultant; State Representative, Commonwealth of Massachusetts;               52
Trustee                               Director, Trustee, or Managing General Partner of the Funds;
                                      formerly, President, State Street Bank and Trust Company and State
                                      Street Boston Corporation and Trustee, Lahey Clinic Foundation, Inc.
                                      225 Franklin Street, Boston, MA.
PREVIOUSLY ELECTED TRUSTEES:
John F. Donahue+*                     Chairman and Trustee, Federated Investors, Federated Advisers,                 70
Chairman and Trustee                  Federated Management, and Federated Research; Chairman and Director,
                                      Federated Research Corp.; Chairman, Passport Research, Ltd.;
                                      Director, AEtna Life and Casualty Company; Chief Executive Officer
                                      and Director, Trustee, or Managing General Partner of the Funds. Mr.
                                      Donahue is the father of J. Christopher Donahue, President of the
                                      Trust. Federated Investors Tower, Pittsburgh, PA.

William J. Copeland                   Director and Member of the Executive Committee, Michael Baker, Inc.;           76
Trustee                               Director, Trustee, or Managing General Partner of the Funds;
                                      formerly, Vice Chairman and Director, PNC Bank, N.A., and PNC Bank
                                      Corp. and Director, Ryan Homes, Inc. One PNC Plaza--23rd Floor,
                                      Pittsburgh, PA

James E. Dowd                         Attorney-at-law; Director, The Emerging Germany Fund, Inc.; Director,          72
Trustee                               Trustee, or Managing General Partner of the Funds; formerly,
                                      Director, Blue Cross of Massachusetts, Inc. 571 Hayward Mill Road,
                                      Concord, MA

Lawrence D. Ellis, M.D.               Hematologist, Oncologist, and Internist, Presbyterian and Montefiore           62
Trustee                               Hospitals; Professor of Medicine and Trustee, University of
                                      Pittsburgh; Director of Corporate Health, University of Pittsburgh
                                      Medical Center; Director, Trustee, or Managing General Partner of the
                                      Funds. 3471 Fifth Avenue, Suite 1111, Pittsburgh, PA

Edward L. Flaherty, Jr.+              Attorney-at-law; Partner, Meyer and Flaherty; Director, Eat'N Park             70
Trustee                               Restaurants, Inc., and Statewide Settlement Agency, Inc.; Director,
                                      Trustee, or Managing General Partner of the Funds; formerly, Counsel,
                                      Horizon Financial, F.A., Western Region. 5916 Penn Mall, Pittsburgh,
                                      PA.

Edward C. Gonzales*                   Vice President, Treasurer, and Trustee, Federated Investors; Vice              64
Vice President and Treasurer and      President and Treasurer, Federated Advisers, Federated Management,
Trustee                               Federated Research, Federated Research Corp., and Passport Research,
                                      Ltd.; Executive Vice President, Treasurer, and Director, Federated
                                      Securities Corp.; Trustee, Federated Services Company and Federated
                                      Shareholder Services; Chairman, Treasurer, and Trustee, Federated
                                      Administrative Services; Trustee or Director of some of the Funds;
                                      Vice President and Treasurer of the Funds. Federated Investors Tower,
                                      Pittsburgh, PA.

Gregor F. Meyer                       Attorney-at-law; Partner, Meyer and Flaherty; Chairman, Meritcare,             68
Trustee                               Inc.; Director, Eat'N Park Restaurants, Inc.; Director, Trustee, or
                                      Managing General Partner of the Funds; formerly, Vice Chairman,
                                      Horizon Financial, F.A. 5916 Penn Mall, Pittsburgh, PA.

Wesley W. Posvar                      Professor, Foreign Policy and Management Consultant; Trustee,                  69
Trustee                               Carnegie Endowment for International Peace, RAND Corporation, Online
                                      Computer Library Center, Inc., and U.S. Space Foundation; Chairman,
                                      Czecho Slovak Management Center; Director, Trustee, or Managing
                                      General Partner of the Funds; President Emeritus, University of
                                      Pittsburgh; formerly, Chairman, National Advisory Council for
                                      Environmental Policy and Technology. 1202 Cathedral of Learning,
                                      University of Pittsburgh, Pittsburgh, PA.

Marjorie P. Smuts                     Public relations/marketing consultant; Director, Trustee, or Managing          59
Trustee                               General Partner of the Funds. 4905 Bayard Street, Pittsburgh, PA.


* This Trustee is deemed to be an "interested person" as defined in the Investment Company Act of 1940, as amended.

+ Member of the Executive Committee. The Executive Committee of the Board of
  Trustees handles the responsibilities of the Board of Trustees between meetings of the Board.

     "The Funds" and "Funds" mean the following investment companies: American Leaders Fund, Inc.; Annuity Management Series; Arrow Funds; Automated Cash Management Trust; Automated Government Money Trust; California Municipal Cash Trust; Cash Trust Series II; Cash Trust Series, Inc.; DG Investor Series; Edward
D. Jones & Co. Daily Passport Cash Trust; Federated ARMs Fund; Federated Exchange Fund, Ltd.; Federated GNMA Trust; Federated Government Trust; Federated Growth Trust; Federated High Yield Trust; Federated Income Securities Trust; Federated Income Trust; Federated Index Trust; Federated Institutional Trust; Federated Intermediate Government Trust; Federated Master Trust; Federated Municipal Trust; Federated Short-Intermediate Government Trust; Federated Short-Term U.S. Government Trust; Federated Stock Trust; Federated Tax-Free Trust; Federated U.S. Government Bond Fund; First Priority Funds; Fixed Income Securities, Inc.; Fortress Adjustable Rate U.S. Government Fund, Inc.; Fortress Municipal Income Fund, Inc.; Fortress Utility Fund, Inc.; Fund for U.S. Government Securities, Inc.; Government Income Securities, Inc.; High Yield Cash Trust; Insight Institutional Series, Inc.; Insurance Management Series; Intermediate Municipal Trust; International Series, Inc.; Investment Series Funds, Inc.; Investment Series Trust; Liberty Equity Income Fund, Inc.; Liberty High Income Bond Fund, Inc.; Liberty Municipal Securities Fund, Inc.; Liberty U.S. Government Money Market Trust; Liberty Term Trust, Inc.--1999; Liberty Utility Fund, Inc.; Liquid Cash Trust; Managed Series Trust; The Medalist Funds:
Money Market Management, Inc.; Money Market Obligations Trust; Money Market Trust; Municipal Securities Income Trust; New York Municipal Cash Trust; 111 Corcoran Funds; Peachtree Funds; The Planters Funds; Portage Funds; RIMCO Monument Funds; The Shawmut Funds; Short-Term Municipal Trust; Star Funds; The Starburst Funds; The Starburst Funds II; Stock and Bond Fund, Inc.; Sunburst Funds; Targeted Duration Trust; Tax-Free Instruments Trust; Trademark Funds; Trust for Financial Institutions; Trust For Government Cash Reserves; Trust for Short-Term U.S. Government Securities; Trust for U.S. Treasury Obligations; World Investment Series, Inc.

     If the nominees for election as Trustees named above shall by reason of death or for any other reason become unavailable as a candidate at the Special Meeting, votes pursuant to the enclosed proxy will be cast for a substitute candidate by the attorneys named therein, or their substitutes, present and acting at the Special Meeting. Any such substitute candidate for election as a Trustee shall be nominated by the Executive Committee. The Board of Trustees has no reason to believe that the nominees will become unavailable for election as a Trustee.

     During the fiscal year ended March 31, 1994, there were four meetings of the Board of Trustees. The Trustees who are not interested persons of the Trust as a group received fees totaling $15,338. All Trustees were reimbursed for expenses for attendance at meetings.

     Other than its Executive Committee, the Trust has one Board committee, the Audit Committee. Generally, the function of the Audit Committee is to assist the Board in fulfilling its duties relating to the Trust accounting and financial reporting practices and to serve as a direct line of communication between the Board and the independent public accountants. The specific functions of the Audit Committee include recommending the engagement or retention of the independent public accountants, reviewing with the independent public accountants the plan and the results of the auditing engagement, approving professional services provided by the independent public accountants prior to the performance of such services, considering the range of audit and non-audit fees, reviewing the independence of the independent public accountants, reviewing the scope and results of the Trust's procedures for internal auditing, and reviewing the Trust's system of internal accounting controls.

     Messrs. Flaherty, Copeland, and Dowd serve on the Audit Committee. These Trustees are not interested Trustees of the Trust. J. Joseph Maloney, Jr., previously a member of the Audit Committee, served until March 21, 1991. At its meeting on May 15, 1991, the Board of Trustees appointed Mr. Copeland to the Audit Committee. During the fiscal year ended March 31, 1994, there were four meetings of the Audit Committee. All of the members of the Audit Committee were present at each meeting. Each member of the Audit Committee receives an annual fee of $100 plus $25 for attendance at each meeting and is reimbursed for expenses of attendance.

     The Executive Officers of the Trust are elected annually by the Board of Trustees. Each officer holds the office until qualification of his successor. The names and ages (in parentheses) of the Executive Officers of the Trust who are not listed above and their principal occupations during the last five years are as follows: J. Christopher Donahue (45), President of the Trust, is President and Trustee, Federated Investors, Federated Advisers, Federated Management, and Federated Research; President and Director, Federated Research Corp.; President, Passport Research, Ltd.; Trustee, Federated Administrative Services, Federated Services Company, and Federated Shareholder Services; President or Vice President of the Funds; Director, Trustee, or Managing General Partner of some of the Funds. Mr. Donahue is the son of John F. Donahue, Chairman and Trustee of the Trust. Richard B. Fisher (71), Vice President of the Trust, is Executive Vice President and Trustee, Federated Investors; Director, Federated Research Corp.; Chairman and Director, Federated Securities Corp.; President or Vice President of some of the Funds; Director or Trustee of some of the Funds. John W. McGonigle (56), Vice President and Secretary of the Trust, is Vice President, Secretary, General Counsel, and Trustee, Federated Investors; Vice President, Secretary, and Trustee, Federated Advisers, Federated Management, and Federated Research; Vice President and Secretary, Federated Research Corp. and Passport Research, Ltd.; Trustee, Federated Services Company; Executive Vice President, Secretary, and Trustee Federated Shareholder Services; Executive Vice President and Director, Federated Securities Corp.; Vice President and Secretary of the Funds.

     Officers and Trustees own less than 1% of the Trust's outstanding Shares.

     Federated Securities Corp. ("FSC"), the Trust's distributor, is a Pennsylvania corporation organized on November 14, 1969, and is the principal distributor for a number of investment companies. FSC is a wholly-owned subsidiary of Federated Investors. Its address is Federated Investors Tower, Pittsburgh, Pennsylvania
15222-3779.

     Administrative personnel and services (including certain legal and financial reporting services) are provided to the Trust by Federated Administrative Services, a subsidiary of Federated Investors, at an annual rate which relates to the average aggregate daily net assets of all the Federated Funds as specified below:

                                                AVERAGE AGGREGATE DAILY NET ASSETS
     MAXIMUM ADMINISTRATIVE FEE                       OF THE FEDERATED FUNDS
             0.15 of 1%               on the first $250 million
             0.125 of 1%              on the next $250 million
             0.10 of 1%               on the next $250 million
             0.075 of 1%              on assets in excess of $750 million

The administrative fee received during any fiscal year shall be at least $125,000 per portfolio and $30,000 per each additional class of shares. Federated Administrative Services may choose voluntarily to waive a portion of its fee. Prior to March 1, 1994, Federated Administrative Services, Inc., also a subsidiary of Federated Investors served as the Trust's Administrator. During the fiscal year ended March 31, 1994, Federated Administrative Services, Inc. and Federated Administrative Services collectively earned $985,326 for these services.

     The address of Federated Administrative Services is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779.

     In addition, Dr. Henry J. Gailliot, an officer of Federated Advisers, the adviser to the Trust, holds approximately 20% of the outstanding common stock and serves as director of Commercial Data Services, Inc., a company which provides computer processing services to Federated Administrative Services.

              APPROVAL OR DISAPPROVAL OF AMENDMENT TO THE TRUST'S
              DECLARATION OF TRUST TO ALLOW THE TRUST TO ESTABLISH AND DESIGNATE SEPARATE SERIES AND CLASSES OF SHARES

     Shareholders are being asked to approve an amendment to the Declaration of Trust to permit the Trust's establishment of separate investment portfolio series of shares ("portfolios"), and to designate classes of shares within a portfolio. Currently, the Trust is constrained by its Declaration of Trust to establish only one portfolio issuing only one class of shares.

     At a meeting held in August, 1994, the Board of Trustees unanimously approved, subject to ratification by the shareholders of the Trust, the proposed amendment to the Declaration of Trust which would empower the Trust to establish separate portfolios and to designate classes of shares within a portfolio.

     The proposed amendment to the Declaration of Trust would permit the Board of Trustees to take such actions at a future date without first seeking additional shareholder ratification. As discussed further below, these actions are being recommended because they may be advantageous for the Trust and its shareholders.

     The Board of Trustees believes that the added flexibility provided by the proposed amendment to the Declaration of Trust to permit the creation of separate series and classes of shares may enhance the marketing opportunities for the Trust and provide investors with purchasing options best suited to their individual situations. This may attract more investment dollars, resulting in greater investment opportunities for the Trust. In addition, an increased asset size of the Trust may result in economies of scale and a reduction in the Trust's overall expense ratio, however, there is no assurance that the Trust will achieve these results. A reduction in the overall expense ratio may have a favorable effect on the Trust's net yield for all classes of shares.

CHARACTERISTICS OF PORTFOLIOS AND CLASSES

     Each share of a portfolio of the Trust would represent an equal and proportionate interest in the assets owned by such portfolio. Each share in a portfolio would have identical voting rights with each other share of the Trust outstanding for purposes of voting on issues that affect the Trust as a whole, such as the election of Trustees. All shares of all classes of each portfolio of the Trust would have equal voting rights on matters affecting that entire portfolio, such as changes in investment policies. On matters affecting only a particular class, such as certain distribution arrangements, only shareholders of that class would be entitled to vote.

     All classes of shares would have the same rights and privileges, except that the amendment to the Declaration of Trust would authorize the Board of Trustees to allocate expenses among the classes related to shareholder services and distribution methods. Different expenses borne by the classes would result in different dividends among the classes. This structure would cause classes having higher expense ratios to pay lower dividends than classes with lower expenses ratios within a portfolio.

     Holders of shares would pay their allocable portion of Trust and portfolio expenses. The Trust expenses for which holders of shares would pay their allocable portion include, but are not limited to: the cost of organizing the Trust and continuing its existence; registering the Trust with federal and state securities authorities; Trustees' fees; auditors' fees; the cost of meetings of Trustees; legal fees of the Trust; association membership dues; and such non-recurring and extraordinary items as may arise. The portfolio expenses for which holders of shares pay their allocable portion include, but are not limited to: registering the portfolio and shares of the portfolio; investment advisory services; taxes and commissions; custodian fees; insurance premiums; auditors' fees and such non-recurring and extraordinary items as may arise.

     The Board of Trustees would reserve the right to allocate certain expenses to holders of shares on a class-by-class basis as it deems appropriate ("Class Expenses"). In any case, Class Expenses would be limited to: expenses under a distribution plan adopted by the Trust with respect to that class of shares pursuant to Rule 12b-1 under the 1940 Act ("12b-1 Plan"); transfer agent fees as identified by the transfer agent as attributable to holders of a class of shares; printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxies to current shareholders; registration fees paid to the Securities and Exchange
Commission and state securities commissions; expenses related to administrative personnel and services as required to support holders of a class of shares; legal fees related solely to a class of shares; and Trustees' fees incurred as a result of issues relating solely to a class of shares.

     THE PROPOSED AMENDMENT WOULD NOT ALTER THE RIGHTS AND PRIVILEGES OF CURRENT TRUST SHAREHOLDERS.

     If the proposal to amend the Declaration of Trust is adopted, the Trust currently intends to create a second class of shares, which will be designated "Class B Shares." (The existing shares would then be redesignated "Class A Shares.") The Class B Shares would be subject to a 12b-1 Plan and a shareholder services plan, both of which would impose additional fees not borne by existing shares. Additionally, Class B Shares would be subject to a contingent deferred sales charge, at a rate or rates and for a period of time to be described in the prospectus for Class B Shares. The Class B Shares would be sold without an initial sales load. The Trustees will be authorized to classify or reclassify (i.e., into series and classes of series), from time to time, any unissued shares of stock of the Trust, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.

BOARD OF TRUSTEES' RECOMMENDATION

     The Board of Trustees has reviewed and unanimously approved the proposed amendment to the Trust's Declaration of Trust to allow the Trust to establish and designate separate series and classes of shares and has directed that the amendment be submitted to shareholders for their ratification. In the event that the amendment is not approved by shareholders, the Trust will continue to have authority to establish only one portfolio issuing only one class of shares. Approval requires the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon.

   THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS APPROVAL OF THE PROPOSED AMENDMENT TO THE TRUST'S DECLARATION OF TRUST TO ALLOW THE TRUST TO
         ESTABLISH AND DESIGNATE SEPARATE SERIES AND CLASSES OF SHARES

                      ------------------------------------


APPROVAL OR DISAPPROVAL OF A CHANGE IN THE TRUST'S FUNDAMENTAL INVESTMENT POLICY
 TO EXTEND THE MAXIMUM MATURITY PERIOD OF ANY SECURITY TO THIRTEEN MONTHS (397
                                     DAYS)

     The investment objective of the Trust is stability of principal and current income consistent with stability of principal. One of the Trust's current investment policies to which it adheres when pursuing its objective is that it may not invest in a security having a remaining maturity of more than one year (365 days). This policy was adopted to comply with maximum maturity period provisions of Rule 2a-7 of the Investment Company Act of l940, as amended ("Rule 2a-7"), and can only be changed by approval of a majority of the shareholders of the Trust. The purpose of Rule 2a-7 is to limit the Trust's exposure to interest rate and credit risks associated with long maturity periods.

     Amendments to Rule 2a-7, which became effective June 30, 1991, extend the maximum maturity period for any portfolio security from one year (365 days) to thirteen months (397 days). According to an adopting release published by the Securities and Exchange Commission, the change was made in order to accommodate money market mutual funds, such as the Trust, that purchase annual tender bonds, and securities on a when-issued or delayed delivery basis. These securities often are not delivered for a period of up to one month after the mutual fund has made a commitment to purchase them. Since the mutual fund must "book" the securities on the day it agrees to purchase them, the maturity period begins on
that day.      At a meeting held in August, 1994, the Board of Trustees
unanimously approved, subject to shareholder ratification, a change in the Trust's investment policy to mirror the amendments to Rule 2a-7. The proposed investment policy extends the maximum maturity period of any portfolio security from one year (365 days) to thirteen months (397 days). In approving the proposed change, the Trustees evaluated: (1) compliance with Rule 2a-7, as amended; (2) the positive effect on the Trust's ability to enter into when-issued and delayed delivery transactions and to purchase annual tender bonds; and (3) the benefits of enhancing the Trust's yield vs. the potential of increasing the Trust to exposure to both credit risk and interest rate risk.

     After careful review and evaluation of these issues, the Board of Trustees determined that it was in the best interest of the Trust and its shareholders to amend this investment policy of the Trust to allow for an extension of the maximum maturity period for any security to up to thirteen months (397 days). This change will in no way affect the Trust's investment policy with respect to the portfolio's average maturity, which on a dollar-weighted basis is ninety
(90) days or less.

     Approval of this change in the Trust's investment policy requires the affirmative vote of: (a) 67% or more of the shares of the Trust present at the Special Meeting, if the holders of more than 50% of the outstanding Shares of the Trust are present or represented by proxy; or (b) more than 50% of the outstanding shares of the Trust, whichever is less. If the shareholders of the Trust fail to approve the change in the investment policy, the Trust will continue to invest in securities that have a remaining maturity of no more than one year (365 days).

   THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS APPROVAL OF A CHANGE IN THE TRUST'S FUNDAMENTAL INVESTMENT POLICY TO EXTEND THE MAXIMUM MATURITY PERIOD FOR
                   ANY SECURITY TO THIRTEEN MONTHS (397 DAYS)

                      ------------------------------------

                               INVESTMENT ADVISER

                          INVESTMENT ADVISORY CONTRACT

     On August 1, 1989, the Trust entered into an investment advisory contract ("Advisory Contract") with Federated Advisers ("Adviser"). Under the Advisory Contract, subject to the direction of the Trustees of the Trust, the Adviser provides investment research and supervision of the investments of the Trust and conducts a continuous program of investment, evaluation, and of appropriate sale or other disposition and reinvestment of the Trust's portfolio. For its services, the Adviser receives an annual investment advisory fee based on the Trust's average daily net assets as shown in the chart below:

                                  ADVISORY FEE AS
       AVERAGE DAILY               % OF AVERAGE
         NET ASSETS              DAILY NET ASSETS
First $500 million                       .50 of 1%
Second $500 million                     .475 of 1%
Third $500 million                       .45 of 1%
Fourth $500 million                     .425 of 1%
Over $2 billion                          .40 of 1%

     The Advisory Contract provides that the Trust pay all of its expenses. These expenses include expenses of administrative personnel and services provided to the Trust at an annual rate as described earlier in this proxy statement by Federated Administrative Services. In addition, the Advisory Contract provides that the Adviser may, from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Trust) to the extent that the Trust's expenses exceed an expense limitation which the Adviser may voluntarily declare effective.

     The Advisory Contract was approved by the Trustees, including a majority of the Trustees who are not interested parties to such contract or interested persons of any such party ("Disinterested Trustees"), on April 25, 1989, and approved by the shareholders on July 12, 1989. The Advisory Contract may be continued annually if (a) such continuation shall be specifically approved by the majority vote of the Trustees, including a majority of the Disinterested Trustees, cast in person at a meeting called for that purpose, and (b) the Adviser has not notified the Trust in writing at least 60 days before the anniversary of the Advisory Contract in any year thereafter that it does not desire such continuation. Continuation of the Advisory Contract was approved by the Trustees at their May 18, 1994, meeting.

     The Advisory Contract may be terminated at any time, without penalty, by the Trustees of the Trust or by a majority of the outstanding Shares of the Trust on 60 days' written notice to the Adviser. The Advisory Contract may be amended at any time by agreement of the parties, provided that the amendment is approved both by the vote of a majority of the Trustees, including a majority of the Disinterested Trustees, cast in person at a meeting called for that purpose, and by the holders of a majority of the outstanding Shares of the Trust. The Advisory Contract may not be assigned by the Adviser and shall automatically terminate in the event of an assignment, as defined in the Investment Company Act of 1940.

     The Advisory Contract provides that, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties under the Advisory Contract on the part of the Adviser, the Adviser shall not be liable to the Trust or to any Shareholder for any act or omission in the course of or connected in any way with rendering services or for any losses that may be sustained in the purchase, holding, or sale of any security.

     During the fiscal year ended March 31, 1994, the Adviser earned an investment advisory fee of $4,147,512.


FEDERATED ADVISERS

     Federated Advisers is a Delaware business trust organized on April 11, 1989, as a registered investment adviser under the Investment Advisers Act of 1940. Federated Advisers is a wholly-owned subsidiary of Federated Investors. Federated Advisers and other subsidiaries of Federated Investors serve as investment adviser and/or administrator to a number of investment companies and private accounts with combined assets of approximately $70 billion.

     The Executive Officers of Federated Advisers are: John F. Donahue, Chairman; J. Christopher Donahue, President; William D. Dawson, III, J. Thomas Madden and Mark L. Mallon, Executive Vice Presidents; Henry J. Gailliot, Senior Vice President-Economist; Peter R. Anderson, Gary J. Madich and J. Alan Minteer, Senior Vice Presidents; John W. McGonigle, Vice President and Secretary; and Edward C. Gonzales, Vice President and Treasurer. The Trustees of Federated Advisers are J. Christopher Donahue, John F. Donahue, John W. McGonigle, and Mark D. Olson.

     The business address of Federated Advisers and each of its Officers and Trustees, except for Mark D. Olson, is Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779. Mr. Olson's business address is 107 W. Market Street, Georgetown, Delaware 19947. Mr. J. F. Donahue is an Officer and Trustee of the Trust, and Messrs. J. C. Donahue, E. C. Gonzales, and J. W. McGonigle are Officers of the Trust.

     An audited balance sheet of Federated Advisers is attached to this proxy statement as Exhibit A.

                              FEDERATED INVESTORS

     The following Officers and Trustees of Federated Investors are also Officers of the Trust. All of the Class A Shares (VOTING) of Federated Investors are owned by a trust, the trustees of which are: John F. Donahue, Chairman, CEO and Trustee of Federated Investors, Rhodora J. Donahue, wife of John F. Donahue, and J. Christopher Donahue, son of John F. Donahue and President, COO and Trustee of Federated Investors.* Officers and Trustees of the Trust who own Class B Shares (NON-VOTING), their position with Federated Investors, and the number of Class B Shares beneficially owned by such persons (in parentheses) are: John F. Donahue*, Trustee and President (1,961,242); Edward C. Gonzales*, Trustee, Vice President, and Treasurer (400,000); and John W. McGonigle*, Trustee, Vice President, General Counsel, and Secretary (1,000,000).


* The number of shares indicated may include shares held jointly with spouses or other family members, shares held by family-owned partnerships or other business organizations, shares held by spouses and other family members and/or shares held in trust for one or more family members. The listed individuals disclaim beneficial ownership of shares held by spouses, other family members and trusts, and by family-owned partnerships or other business organizations to the extent not owned by them.

                             PORTFOLIO TRANSACTIONS

     All portfolio transactions are undertaken on the basis of their desirability from an investment standpoint. Federated Advisers, subject to the guidelines established by the Trustees, makes decisions on portfolio transactions and selects brokers and dealers for portfolio transactions. Federated Advisers selects brokers and dealers which have demonstrated capabilities to effect transactions in portfolio securities in such a manner to obtain prompt execution of orders at a favorable price for the portfolio securities.

     Federated Advisers may select brokers or dealers who, in addition to meeting the above requirements, also furnish brokerage and research services. These services may include advice as to the advisability of investing in securities, security analyses and reports, economic studies, industry studies, receipt of quotations for portfolio valuations, and similar services. These may be furnished either directly to the Trust, to Federated Advisers, to advisers who are affiliates of Federated Advisers, or to accounts advised by these companies.

     Federated Advisers, in selecting brokers or dealers to execute securities transactions, exercises reasonable business judgment and determines in good faith that commissions charged by such persons are reasonable in relation to the value of the brokerage and research services provided by such persons, viewed in terms of the overall responsibilities of Federated Advisers and its affiliated companies with respect to the Trust itself and the other funds and accounts to which they render investment advice. As a practical matter, the benefits inuring to these funds and accounts are not divisible. To the extent that the receipt of the above-described services may supplant services for which Federated Advisers might otherwise have paid, it would tend to reduce the expenses of Federated Advisers or its affiliates. The same is true of services furnished to the Trust and in turn made available by the Trust to Federated Advisers or its affiliates.


     During the fiscal year ended March 31, 1994, the Trust paid no brokerage commissions.

                   OTHER MATTERS AND DISCRETION OF ATTORNEYS
                               NAMED IN THE PROXY

     While the Special Meeting is called to act upon any other business that may properly come before it, at the date of this proxy statement the only business which the Board of Trustees intends to present or knows that others will present is the business mentioned in the notice of meeting. If any other matters lawfully come before the Special Meeting, and as to all procedural matters at the meeting, it is the intention that the enclosed proxy shall be voted in accordance with the best judgment of the attorneys named therein, or their substitutes, present and acting at the Special Meeting.

     If at the time any session of the Special Meeting is called to order a quorum is not present in person or by proxy, the persons named as proxies may vote those proxies which have been received to adjourn the Special Meeting to a later date. In the event that a quorum is present but sufficient votes in favor of one or more of the proposals have not been received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposal. All such adjournments will require the affirmative vote of a majority of the shares present in person or by proxy at the session of the Special Meeting to be adjourned. The persons named as proxies will vote those proxies which they are entitled to vote in favor of the proposal, in favor of such an adjournment and will vote those proxies required to be voted against the proposal, against any such adjournment. A vote may be taken on one or more of the proposals in this proxy statement prior to any such adjournment if sufficient votes for its approval have been received and it is otherwise appropriate.

     To the best knowledge of the Trust, there are no record/beneficial owners of more than 5% of the outstanding shares of the Trust as of October 14, 1994.


     If you do not expect to attend the Special Meeting, please sign your proxy and return it in the enclosed envelope to avoid unnecessary expense and delay. No postage is necessary.

                                                   By Order of the Trustees

                                                          John W. McGonigle
                                                                  Secretary
October 28, 1994



                                                                       EXHIBIT A

                       FEDERATED ADVISERS AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993

- --------------------------------------------------------------------------------

                                     ASSETS

Investment in money market fund, at cost which equals redemption value.........................  $       2,148,000
Other marketable securities....................................................................            302,000
Management fees receivable.....................................................................            180,000
Receivable from affiliated corporation.........................................................         12,819,000
Other..........................................................................................            106,000
                                                                                                 -----------------
                  TOTAL ASSETS.................................................................    $    15,555,000
                                                                                                 =================
                                       LIABILITIES AND SHAREHOLDER'S EQUITY
LIABILITIES:
Accrued expenses...............................................................................  $       1,581,000
Partner distributions payable..................................................................            131,000
                                                                                                 -----------------
            TOTAL LIABILITIES..................................................................          1,712,000
                                                                                                 -----------------
MINORITY INTEREST IN SUBSIDIARY................................................................            353,000
                                                                                                 -----------------

SHAREHOLDER'S EQUITY:

Shares of beneficial interest..................................................................            300,000
Retained earnings..............................................................................         13,190,000
                                                                                                 -----------------
            TOTAL SHAREHOLDER'S EQUITY.........................................................         13,490,000
                                                                                                 -----------------
            TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.........................................  $      15,555,000
                                                                                                 =================

   (The accompanying notes are an integral part of this consolidated balance sheet.)


                       FEDERATED ADVISERS AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993

- --------------------------------------------------------------------------------

     (1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The balance sheet includes the account of Federated Advisers and its subsidiary, collectively referred to as the Company. All significant intercompany transactions have been eliminated.

         The Company utilizes the accrual method of accounting.

         Other marketable securities consist of investments in fluctuating net asset value funds which are required by the Securities and Exchange Commission and are intended to be held for a limited period. These investments are carried at lower of cost or market and realized and unrealized gains and losses relating to these investments were not material.

     (2) BUSINESS

         The Company (a Delaware business trust) is a wholly-owned subsidiary of FII Holdings, Inc. which in turn is wholly owned by Federated Investors, Inc., a wholly-owned subsidiary of Federated Investors. Federated Investors' primary business is the advising and managing of mutual funds. The Company provides advisory services to mutual funds.

     (3) TRANSACTIONS WITH RELATED PARTIES

         Certain general and administrative services are provided by affiliates. The receivable from an affiliated corporation represents the net amount of management fees collected by the affiliate on behalf of the Company in excess of operating expenses paid by the affiliate on behalf of the Company. This balance is collectible at any time at the Company's option.

     (4) INCOME TAXES

         The Company adopted Statement of Financial Accounting Standards
         No. 109, "Accounting for Income Taxes" (SFAS 109) in 1993 and has elected to apply its provisions retroactively to August 1, 1989, the date of Federated Investors' original acquisition. SFAS 109 requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         The Company maintains no significant cumulative temporary differences at December 31, 1993. As a Delaware business trust, the Company is not subject to state income taxes.

         The Company participates in filing a consolidated federal income tax return with Federated Investors and Subsidiaries, and is subject to a consolidated tax sharing policy.

     (5) TANGIBLE NET WORTH REQUIREMENT

         The Company is registered as an investment advisor in the state of Pennsylvania and accordingly is required to maintain minimum tangible net worth of $12,500. In accordance with applicable state securities regulations, at December 31, 1993, the Company had $13,384,000 of tangible net worth.

     (6) PLEDGED SHARES OF BENEFICIAL INTEREST

         The shares of beneficial interest of the Company have been pledged as collateral for certain borrowings incurred by Federated Investors.


                          INDEPENDENT AUDITORS' REPORT

The Board of Trustees
Federated Advisers:

We have audited the accompanying consolidated balance sheet of Federated Advisers and subsidiary (an indirectly owned subsidiary of Federated Investors) as of December 31, 1993. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Federated Advisers and subsidiary at December 31, 1993, in conformity with generally accepted accounting principles.

As discussed in note 4 to the consolidated balance sheet, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                                          KPMG PEAT MARWICK LLP

Pittsburgh, Pennsylvania
February 2, 1994
ORCMR410072                                                   006447 (10/94)


LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST SPECIAL MEETING OF
SHAREHOLDERS
DECEMBER 13, 1994

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned Shareholders of LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST hereby appoint Patricia F. Conner, Charles H. Field, Colleen Gallagher, Kathleen O'Brien, and Suzy Land, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all Shares of LIBERTY U.S. GOVERNMENT MONEY MARKET TRUST which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on December 13, 1994, at Federated Investors Tower, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.

Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting.

PROPOSAL(S)

1) ELECTION OF TWO TRUSTEES.

2) TO APPROVE OR DISAPPROVE AN AMENDMENT TO THE TRUST'S DECLARATION OF TRUST TO PERMIT THE TRUST TO ESTABLISH AND DESIGNATE SEPARATE SERIES AND CLASSES OF SHARES.

3) TO APPROVE OR DISAPPROVE A CHANGE IN THE TRUST'S FUNDAMENTAL
   INVESTMENT POLICY TO EXTEND THE MAXIMUM MATURITY PERIOD OF ANY
   SECURITY TO THIRTEEN MONTHS (397 DAYS).

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. IF NO CHOICE IS
INDICATED AS TO ANY ITEM, THIS PROXY WILL BE VOTED AFFIRMATIVELY ON THAT
MATTER.

PLEASE RETURN BOTTOM PORTION WITH YOUR VOTE IN THE ENCLOSED ENVELOPE AND RETAIN THE TOP PORTION. PLACE THE MAIL-IN STUB SO THAT THE RETURN ADDRESS, LOCATED ON THE REVERSE SIDE OF THE BALLOT, APPEARS THROUGH THE WINDOW OF THE ENVELOPE.

LIBERTY U.S. GOVERNMENT
MONEY MARKET TRUST                              PROXY VOTING MAIL-IN STUB

RECORD DATE SHARES
Please sign EXACTLY as your name(s) appear below. When signing as attorney, executor, administrator, guardian, trustee, custodian, etc., please give your full title as such. If a corporation or partnership, please sign the full name by an authorized officer or partner. If stock is owned jointly, all parties should sign.

                              PROPOSAL 1:  ELECTION OF TRUSTEES.  To
                              withhold authority to vote for any
                              individual nominees, strike a line through the nominee's name in the list below:

                                      FOR all nominees listed below

                                      FOR all nominees listed below
                                  (except as marked to the contrary
                                  below)

                                      Vote withheld for all nominees
                              listed below

                              J.T. Conroy, Jr.;       P.E. Madden


                              PROPOSALS:

                              2) FOR         AGAINST           ABSTAIN

                              3) FOR         AGAINST           ABSTAIN

Date:                   , 19




Signature(s) of Shareholder(s)